EXHIBIT 10.11

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

LOAN, PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN, PLEDGE AND SECURITY AGREEMENT (“Amendment No. 1”) is dated August 8, 2014 by and among SOFTECH, INC., a Massachusetts corporation (the “Borrower”) and PRIDES CROSSING CAPITAL FUNDING, L.P. (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Amended and Restated Loan, Pledge and Security Agreement, dated December 5, 2013 (and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower executed that certain $750,000 Promissory Note, dated June 20, 2014 (the “Essig Note”), in favor of EssigPR, Inc., a Puerto Rico corporation (“Essig”). Borrower will fund payments under the Essig Note by directing Mentor Graphics Corporation (‘Mentor”) to pay amounts due under that certain Asset Purchase Agreement, dated August 30, 2013, by and between Borrower and Mentor (the “Mentor Contract”) to Essig; and

WHEREAS, the Borrower and Joseph P. Daly (“Purchaser”) entered into that certain Security Purchase Agreement, dated June 20, 2014 (the “Purchase Agreement”), pursuant to which Borrower sold Purchaser 110,000 shares of Borrower’s common stock (the “Purchaser Stock”) for $550,000 (the “Purchase Price”); and

WHEREAS, under the Purchase Agreement Borrower agreed to purchase 101,411 of Borrower’s common stock owned by Greenleaf Capital, Inc. for Fifty Thousand Dollars ($50,000) (the “Greenleaf Purchase”). If the Greenleaf Purchase does not close on or before September 14, 2014, Borrower shall return $50,00 of the Purchase Price to Purchaser, Borrower shall pay Purchaser a fee of $1,5000 and Purchaser shall return to Borrower 10,000 shares of the Purchaser Stock (collectively the “Greenleaf Put”); and

WHEREAS, Borrower agreed to some of the proceeds from the Essig Note and Purchase Agreement to repurchase 50,000 shares of common stock issued in 2012, which are subject to a put right (the “Put Right Redemption”). As part of the Put Right Redemption the Purchaser is selling 25,000 shares of Borrower’s common stock back to the Borrower (the “Purchaser Redemption”).

WHEREAS, Lender has agreed to consent to Essig Note, Borrower’s directing payments under the Mentor Agreement to pay the Essig Note, Borrower’s sale of common stock to Purchaser under the Purchase Agreement, the Greenleaf Purchase, the Greenleaf Put, the Put Right Redemption and Purchaser Redemption, and waive any defaults under the Loan Agreement that may have arisen from such transactions, all in consideration for (i) Borrower’s pledge and assignment of a six month $300,000 certificate of deposit as additional collateral under the Loan Agreement, (ii) Essig entering into a subordination agreement with Lender and Essig, which subordinates all of Essig’s rights and any future liens in the Mentor Agreement and payments from Mentor, to all rights and liens of Lender, and (iii) Guarantor’s affirmation and consent to Amendment No. 1 and the subordination agreement between Lender and Essig.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree as follows:

1.

Capitalized Terms. Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.

Amendment of Exhibit 1.1 – Definitions. Exhibit 1.1 to the Loan Agreement is hereby amended by adding the following new defined terms:

“Amendment No. 1” means that certain Amendment No. 1 to Amended and Restated Loan, Pledge and Security Agreement, dated August 8, 2014, by and between the Borrower and Lender.

“Essig Subordination Agreement” means that certain Subordination Agreement by and between Lender and Essig, pursuant to which Essig subordinates all of its rights, claims and future security interests under the Essig Note to all (i) amounts Borrower owes Lender, (ii) Lender’s rights, claims and interests against Borrower, (iii) Lender’s liens and security interests on all of Borrower’s assets, (iv) the Mentor Contract, and (v) all proceeds, payments, distributions and transfers under the Mentor Contract.

“Essig” means EssigPR, Inc., a Puerto Rico corporation, with a place of business at 497 Circle Freeway Drive, Suite 236, Cincinnati, Ohio 45246-1257.

“Essig Note” means that certain $750,000 Promissory Note, dated June 20, 2014, by Borrower in favor of Essig.

“Greenleaf Purchase” means Borrower’s purchase 101,411 of Borrower’s common stock owned by Greenleaf Capital, Inc. for Fifty Thousand Dollars ($50,000), on or before September 14, 2014.

“Greenleaf Put” means, if the Greenleaf Purchase does not close on or before September 14, 2014 (i) Borrower shall return to the Purchaser Fifty-Thousand Dollars ($50,000) of the Purchase Price, (ii) Borrower shall pay Purchaser a fee of One Thousand Five Hundred Dollars ($1,500) and (ii) Purchaser shall return to Borrower 10,000 shares of the Purchaser Stock.

“Lender” means Prides Crossing Capital Funding, L.P., a Delaware limited partnership, with an office at 701 Edgewater Drive, Suite 130, Wakefield, Massachusetts, as successor to Prides Crossing Capital, L.P. and Prides Crossing Capital-A, L.P.

“Purchase Agreement” means that certain Security Purchase Agreement, dated June 20, 2014, by and between Borrower and Purchaser, pursuant to which Borrower sold the Purchaser Stock to Purchaser for Five Hundred and Fifty Thousand Dollars ($550,000).

“Purchaser” means Joseph P. Daly, of 497 Circle Freeway Drive, Suite 236, Cincinnati, Ohio 45246-1257.

“Purchaser Redemption” means the Purchaser’s redemption and sale of 25,000 shares of Borrower’s common stock to the Borrower, as part of the Put Right Redemption.

“Purchaser Stock” means 110,000 shares of Borrower’s common stock sold and transferred to Purchaser under the Purchase Agreement.

“Put Right Redemption” Borrower’s purchase and redemption of 50,000 shares of Borrower’s common stock, which was issued in 2012 and which was subject to a put right.

4.

Amendment of Exhibit 1.1 – Definitions. Exhibit 1.1 is hereby amended by deleting the definitions of “Loan Documents” and “Permitted Debt” and replacing them with:

“Loan Documents” means the Loan Agreement, Amendment No. 1, Term Note, Term Note I, Term Note II, IP Security Agreement, Personal Guaranty, all Subordination Agreements, Stock Powers, all UCC-1/Financing Statements, the Escrow Agreement, Warrant Agreement, Deposit Account Control Agreement, all other documents, agreements, instruments and inter-creditor agreements now or hereafter evidencing, describing, relating to, guaranteeing or securing the Indebtedness, contemplated hereby or delivered in connection herewith, and all prior and future amendments and restatements of any or all or the foregoing, as they may be modified from time to time.

“Permitted Debt” means (a) the Indebtedness; (b) any other Debt listed on Exhibit Definitions 3; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such Exhibit Definitions 3, (c) Debt under any Permitted Revolving Facility, (d) Debt incurred for Capital Expenditures, including capital leases, secured only by the capital asset purchased with such Debt, not to exceed the amounts set forth in Section 11.5 of the Loan Agreement, (e) Debt incurred for Capitalized Software Development Costs, not to exceed the amounts set forth in Section 11.5 of the Loan Agreement, (f) trade payables incurred in the ordinary course of business that are not past due for more than ninety (90) days other than as may be disputed in good faith or for which adequate reserves have been provided under GAAP, (g) Permitted Loans made to the Borrower, (h) Debt owing under the Escrow Agreement and (i) Debt under the Essig Note.

“Permitted Redemptions” means the (i) Greenleaf Purchase, (ii) the Greenleaf Put, (iii) Put Right Redemption and (iv) Purchaser Redemption, provided that on the date of any purchase, payment, transfer or redemption covered by any of the foregoing transactions (1) no Event of Default exists, (2) payment of the purchase price, or transfer of funds will not result in an Event of Default and (3) payment of the purchase price or transfer of funds will not have a Material Adverse Effect.

5.

Consent, Waiver and Consideration.

(a)

Subject to the conditions set forth in sub-section (c) below, on the date hereof Lender waives Sections 10.1, 10.2, 10.3, 10.4 and 10.14 of the Loan Agreement for the limited purpose of consenting to (i) the Essig Note, (ii) Borrower’s agreement to direct Mentor to transfer amounts due under the Mentor Contract to Essig, (iii) the sale of the Purchaser Stock to Purchaser, (iv) the Greenleaf Purchase, (v) the Greenleaf Put, (vi) the Put Right Redemption and (vii) the Purchaser Redemption (collectively the “Essig Transactions”).

(b)

The Lender further waives any defaults under Section 12 of the Loan Agreement that arose or may have arisen from the Essig Transactions.

(c)

 In partial consideration for the amendments set forth in this Amendment No. 1, Lender’s consent and waiver in this Section 5 are subject to and conditional on the following, which shall occur on or before the date hereof:

(i)

Borrower’s execution and delivery of this Amendment No. 1;

(ii)

Borrower’s pledge, assignment and delivery to Lender of a $300,000 certificate of deposit, with a maturity date six months from the date hereof, issued by First Republic Bank;

(iii)

Guarantor’s execution and delivery of a Reaffirmation of Guaranty Agreement and Pledge Agreement, which is reasonably acceptable to Lender; and

(iv)

Essig’s execution and delivery of the Essig Subordination Agreement.

(d)

Except as set forth in sub-sections (a), (b) and (c) in this Section 5, all terms and conditions of the Loan Agreement, including without limitation Sections 10 and 12 of the Loan Agreement, shall remain in effect, unmodified, unwaived and unaltered in all respects.

7.

No Other Defaults; Representations and Warranties. The Borrower hereby confirms that after giving effect to this Amendment No. 1, (a) the representations and warranties of the Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) no Default or Event of Default has occurred and is continuing as of the date hereof; (c) the Borrower is duly authorized to execute, deliver and perform its obligations under this Amendment No. 1; (d) the execution, delivery and performance of this Amendment No. 1 have been duly authorized by all necessary corporate action; and (e) this Amendment No. 1, when executed and delivered by the Borrower, will be a legal, valid and binding obligation the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

8.

Effectiveness of Amendment. This Amendment No. 1 shall become effective upon receipt by Lenders of a counterpart of this Amendment No. 1 duly executed by the Borrower.

9.

Miscellaneous.

(a)

Except to the extent specifically amended or waived herein, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect, unmodified and unaltered in all other respects. Whenever the terms or sections amended hereby shall be referred to in the Loan Agreement, other Loan Documents or such other related documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(b)

This Amendment No. 1 may be executed in any number of counterparts (including by delivery of counterparts by facsimile or electronic mail), each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)

This Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)

The Borrower agrees to pay all reasonable and documented out-of-pocket expenses, including legal fees and disbursements incurred by the Lenders in connection with this Amendment and the transactions contemplated hereby.

[Remainder of the page is blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1, which shall be deemed to be a sealed instrument as of the date first above written.

BORROWER

SOFTECH, INC.

/s/ Joseph P. Mullaney

Joseph P. Mullaney

Its Chief Executive Officer

LENDER

PRIDES CROSSING CAPITAL FUNDING, L.P.

By PRIDES CROSSING CAPITAL GP, LLC

Its General Partner

/s/ Peter M. Sherwood

Peter M. Sherwood

Its Manager

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